Exhibit 10.19(b)

SECOND AMENDMENT TO FINANCING AGREEMENT

SECOND AMENDMENT TO FINANCING AGREEMENT (this "Amendment"), dated as of November 7, 2011, by and among Lion Oil Company, an Arkansas corporation (the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on the signature pages hereto (each a "Guarantor" and collectively, the "Guarantors"), Bank Hapoalim B.M. ("Hapoalim"), Bank Leumi USA ("BLUSA"), Israel Discount Bank of New York ("IDB"; together with Hapoalim and BLUSA, each a "Lender" and collectively, the "Lenders"), and BLUSA, in its capacity as collateral agent for the Lenders (in such capacity, the "Collateral Agent").
The Borrower, the Guarantors, the Lenders and the Collateral Agent have previously entered into the Financing Agreement dated as of April 29, 2011 (as amended by the First Amendment to Financing Agreement dated as of July 28, 2011, the "Financing Agreement"), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrower. The Borrower has requested that the Lenders permit the Borrower to pay up to $13,054,280 to purchase or redeem shares of its Capital Stock formerly owned by minority shareholders and currently owned by the Parent, increase permissible annual management fees to $2,500,000 for the calendar years ending December 31, 2011 and December 31, 2012, and agree to make certain other amendments to the Financing Agreement, and the Lenders are willing to make such amendments in accordance with the Borrower's request, subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Definitions. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.
2.    Amendments to Certain Definitions.
(a)    The definitions of "Authorized Officer" and "Fiscal Year" in Section 1.01 of the Financing Agreement are hereby amended and restated in their entirety to read as follows:
""Authorized Officer" means, with respect to any Person, the chief executive officer, chief financial officer, president, executive vice president, chief accounting officer, treasurer and vice president of finance of such Person."
""Fiscal Year" means, as applicable, the fiscal year of the Borrower and its Subsidiaries (i) ending on April 30 of each year through April 30, 2010, (ii) ending on April 28, 2011, and (iii) thereafter ending on December 31 of each year; provided, that the Fiscal Year ending on December 31, 2011, shall only include the period beginning on April 29, 2011 and ending on such date."
(b)    Clause (d) of the definition of "Permitted Indebtedness" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:
"(d)    Indebtedness permitted under clauses (e) and (m) of the definition of "Permitted Lien";"

3.    Amendments to Section 6.02(g). Clauses (C) and (D) in the proviso of Section 6.02(g) of the Financing Agreement are hereby amended and restated in their entirety to read as follows:
"(C)    the Borrower may pay management fees to the Parent or any of its Affiliates in an aggregate amount not to exceed $1,000,000 in any calendar year, so long as both immediately before and after giving effect to such payment, no Default or Event of Default shall exist; provided, that solely for the calendar years ending December 31, 2011 and December 31, 2012, the Borrower may pay management fees to the Parent or any of its Affiliates in an aggregate amount not to exceed $2,500,000 during any such calendar year, so long as both immediately before and after giving effect to such payment, no Default or Event of Default shall exist;"
(D)    the Borrower may make payments to purchase or redeem its Capital Stock held by (i) current or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of Borrower and any of its Subsidiaries, upon their death, disability, retirement, severance or termination of employment or service; provided, that (I) the aggregate amount of such payments made pursuant to this subclause (D)(i) during any Fiscal Year shall not exceed $1,000,000, and (II) both immediately before and after giving effect to such payment, no Default or Event of Default shall exist, and (ii) the Parent in respect of any Capital Stock issued by the Borrower and acquired by the Parent from minority shareholders of the Borrower after the Effective Date (the "Minority Shares"); provided, that (I) the aggregate amount of such payments made pursuant to this subclause (D)(ii) during the term of this Agreement (the "Minority Share Payments") shall not exceed $13,054,280, (II) not less than 5 Business Days prior to the making of any such payment pursuant to this subclause (D)(ii), the Collateral Agent and the Lenders shall have received written notice from an Authorized Officer of the Parent, setting forth the proposed date of any such payment, the amount thereof, and the number of shares to be repurchased or redeemed, and certifying that both immediately before and after giving effect to such payment, no Default or Event of Default shall exist, and (III) not more than 5 Business Days after the making of any such Minority Share Payment, the Collateral Agent and the Lenders shall have received a written notice from an Authorized Officer of the Parent, certifying that the Parent has received such Minority Share Payment, that the Parent no longer owns such Minority Shares, and instructing the Collateral Agent to return to the Borrower any original stock certificates evidencing such Minority Shares then held by the Collateral Agent;"
4.    Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction in full or waiver by all Lenders of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Second Amendment Effective Date"):
(a)    Amendment. The Collateral Agent shall have received this Amendment fully executed by the Loan Parties and the Lenders in a sufficient number of counterparts for distribution to all parties.
(b)    Pledge Amendment. The Collateral Agent shall have received a Pledge Amendment (as defined in the Pledge Agreement) with respect to any additional shares of Capital Stock of the Borrower acquired by the Parent after the Effective Date and on or prior to the Second Amendment Effective Date, together with any original certificates constituting such Capital Stock and accompanied by undated stock powers executed in blank, all in form and substance reasonably acceptable to the Collateral Agent.
(c)    Proceedings; Receipt of Documents. All proceedings in connection with this Amendment, and all documents incidental hereto and thereto, shall be satisfactory to the Lenders, and the Collateral Agent shall have received all such information and such counterpart originals or certified or other copies of such documents as any Lender may reasonably request.
5.    Representations and Warranties. The Borrower represents and warrants that (a) the representations and warranties contained in the Financing Agreement and in each other Loan Document, certificate or other writing delivered to the Collateral Agent or any Lender pursuant to the Financing Agreement are true and correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties are true and correct on and as of such date), and (b) no Default or Event of Default has occurred and is continuing.
6.    Continued Effectiveness of Financing Agreement. Each Loan Party hereby (a) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Second Amendment Effective Date each reference in the Financing Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Financing Agreement, and each reference in any other Loan Document to "the Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement, shall mean and be a reference to the Financing Agreement as amended by this Amendment, and (b) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent or any Lender, or to grant to the Collateral Agent or any Lender a Lien on any collateral as security for the Obligations of such Loan Party from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.
7.    Miscellaneous.
(a)    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
(b)    Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
(c)    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
(d)    Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent or any Lender under any of the

Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, except as expressly provided herein.
(e)    This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
(f)    The Borrower agrees to pay on demand all costs and expenses of the Lenders in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents.
(g)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE REVISIONS CONTEMPLATED HEREIN.
[Remainder of Page Left Intentionally Blank]

Exhibit 10.19(b)

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.
BORROWER:

LION OIL COMPANY By: /s/ Mark B. Cox Name: Mark B. Cox Title: Executive Vice President & Chief Financial Officer
By: /s/ Assi Ginzburg Name: Assi Ginzburg Title: Executive Vice President
GUARANTORS:

EL DORADO PIPELINE COMPANY By: /s/ Mark B. Cox Name: Mark B. Cox Title: Executive Vice President & Chief Financial Officer	J. CHRISTY CONSTRUCTION CO., INC. By: /s/ Mark B. Cox Name: Mark B. Cox Title: Executive Vice President & Chief Financial Officer
By: /s/ Assi Ginzburg Name: Assi Ginzburg Title: Executive Vice President	By: /s/ Assi Ginzburg Name: Assi Ginzburg Title: Executive Vice President
LION OIL TRADING & TRANSPORTATION, INC. By: /s/ Mark B. Cox Name: Mark B. Cox Title: Executive Vice President & Chief Financial Officer	MAGNOLIA PIPELINE COMPANY By: /s/ Mark B. Cox Name: Mark B. Cox Title: Executive Vice President & Chief Financial Officer
By: /s/ Assi Ginzburg Name: Assi Ginzburg Title: Executive Vice President Title:	By: /s/ Assi Ginzburg Name: Assi Ginzburg Title: Executive Vice President

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender
By:    /s/ Roy Nachimzon
Name: Roy Nachimzon
Title: First Vice President

By:    /s/ Yuval Krongrad
Name: Yuval Krongrad
Title: Assistant Vice President

BANK LEUMI USA, as the Collateral Agent and a Lender

By:    /s/ Gil Hershman
Name: Gil Hershman
Title: Vice President

By:    /s/ Michaela Klein
Name: Michaela Klein
Title: Senior Vice President

BANK HAPAOLIM B.M., as a Lender

By:    /s/ Lee Stenner
Name: Lee Stenner
Title: Senior Vice President

By:    /s/ Maxine Levy
Name: Maxine Levy
Title: First Vice President